                                                                  EXHIBIT (g)(3)


                    FORM OF FOURTH AMENDMENT TO CUSTODIAN AND
                         INVESTMENT ACCOUNTING AGREEMENT

      THIS FOURTH AMENDMENT TO CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT (the "Amendment") is made and entered into as of _______________,2002 by and between EACH OF THE FUNDS SET FORTH ON EXHIBIT A DATED _______________, 2002, attached to the Agreement and attached hereto for reference (each a "Client") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("State Street").

                                   WITNESSETH:

      WHEREAS, Client and State Street are parties to that certain Custodian and Investment Accounting Agreement dated as of March 1,2002 and amended April 1,2002 and amended April 3, 2002 (the "Agreement"); and

      WHEREAS, Client and State Street desire to amend and supplement the Agreement upon the following terms and conditions.

      NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Client and State Street hereby agree that the Agreement is amended and supplemented as follows:

1. Exhibit A shall be replaced in its entirety by the Exhibit A dated effective ________, 2002 attached hereto and incorporated herein by this reference.

2. General Provisions. This Amendment will at all times and in all respects be construed, interpreted, and governed by the laws of The Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof. This Amendment may be executed in any number of counterparts, each constituting an original and all considered one and the same agreement. This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

STATE STREET BANK AND TRUST          ON BEHALF OF EACH OF THE FUNDS SET FORTH ON
COMPANY                              EXHIBIT A ATTACHED HERETO


By: ___________________________       BY: _____________________________________

Name: _________________________       NAME: ___________________________________

Title: ________________________       TITLE: __________________________________

                                AMENDED EXHIBIT A
                               WITH RESPECT TO THE
                  CUSTODIAN AND INVESTMENT ACCOUNTING AGREEMENT
                               DATED MARCH 1, 2002
            BETWEEN THE FUNDS AND STATE STREET BANK AND TRUST COMPANY
                     EFFECTIVE AS OF _______________ 1, 2002

                                  LIST OF FUNDS

                      ENTITY NAME                                               JURISDICTION
                      -----------                                               ------------
AETNA BALANCED VP, INC.                                                      Maryland Corporation

AETNA GENERATION PORTFOLIOS, INC.                                            Maryland Corporation
    Aetna Ascent VP
    Aetna Crossroads VP
    Aetna Legacy VP

AETNA INCOME SHARES d/b/a Aetna Bond VP                                      Massachusetts Business Trust

AETNA VARIABLE ENCORE FUND d/b/a Aetna Money Market VP                       Massachusetts Business Trust

AETNA VARIABLE FUND d/b/a Aetna Growth & Income VP                           Massachusetts Business Trust

AETNA VARIABLE PORTFOLIOS, INC.                                              Maryland Corporation
    Aetna Growth VP
    Aetna Index Plus Large Cap VP
    Aetna Index Plus Mid Cap VP
    Aetna Index Plus Small Cap VP
    Aetna Small Company VP
    Aetna Technology VP
    Aetna Value Opportunity VP

ING GET FUND                                                                 Massachusetts Business Trust
  Series D        Series J        Series P        Series U*
  Series E        Series K        Series Q        Series V*
  Series G        Series L        Series R
  Series H        Series M        Series S
  Series I        Series N        Series T



----------
* This Amended Schedule A will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.

                      ENTITY NAME                                               JURISDICTION
                      -----------                                               ------------
ING SERIES FUND, INC.                                                        Maryland Corporation
    ING Growth Fund
    ING Small Company Fund
    ING Value Opportunity Fund
    ING Technology Fund
    ING Balanced Fund
    ING Growth and Income Fund
    ING Bond Fund
    ING Government Fund
    ING Aeltus Money Market Fund
    ING Classic Principal Protection Fund I
    ING Classic Principal Protection Fund II
    ING Classic Principal Protection Fund III
    ING Classic Principal Protection Fund IV
    ING Index Plus LargeCap Fund
    ING Index Plus MidCap Fund
    ING Index Plus SmallCap Fund
    ING Index Plus Protection Fund
    ING Ascent Fund
    MG Crossroads Fund
    MG Legacy Fund
    Brokerage Cash Reserves